Exhibit 10.2

OPTION AGREEMENT

CoLucid Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its Common Stock, $0.001 par value per share (“Shares”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), on the terms and conditions stated in the Plan and in this Option Agreement (this “Agreement”), as follows:

Grantee

Type of Grant

No. of Shares

Exercise Price

Grant Date

Expiration Date

Vesting

Exercise Period

In consideration of this grant and the mutual covenants set forth in this Agreement, the Company and the Grantee hereby agree as follows:

1. Defined Terms. Capitalized terms used in this Agreement shall have the meanings given to them in the Plan, except as otherwise defined herein.

2. Exercise of Option. Subject to the terms of the Plan and this Agreement, this Option shall be exercisable by delivery, to the senior financial officer of the Company or his or her delegate, of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), which shall state the Grantee’s election to exercise the Option, the number of Shares for which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Shares to be purchased. This Option may not be exercised, and no Shares may be issued, unless such exercise and issuance complies with applicable law, including, but not limited to, the payment by the Grantee of any required withholding for income tax purposes.

3. Method of Payment. The Exercise Price may be paid in any of the following forms of consideration at the election of the Grantee with the consent of the Committee:

(a) cash;

(b) if, at the time of exercise, the Company has established a formal broker-assisted cashless exercise program in connection with the Plan, then the Exercise Price may be paid in accordance with the terms of that program; or

(c) surrender of Shares that have a Fair Market Value on the date of surrender no less than the aggregate Exercise Price and which, in the case of Shares acquired upon exercise of an Option, have been owned by the Grantee for more than six (6) months on the date of surrender.

4. Market Standoff Period. The Grantee hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 15-18 days prior to or after the date that is one hundred eighty (180) days after the date of the final prospectus relating to the IPO, but in any event not to exceed one hundred ninety-eight (198) days following the date of the final prospectus relating to the IPO (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 4 shall apply only to the IPO and shall not apply to the sale of any Shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 4 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Grantee further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 4 or that are necessary to give further effect thereto. The Company may impose stop-transfer instructions with respect to Shares held by the Grantee until the end of such market standoff period.

5. Transfer. This Option may be transferred only in accordance with the Plan.

6. Company’s Right of First Refusal. Before any Shares held by the Grantee or any transferee (as applicable, the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 6 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder must obtain a bona fide third-party offer to purchase the Shares, subject only to compliance with this Right of First Refusal. The Holder shall deliver to the Company a written notice (the “Notice”) stating: (i) the

Holder’s bona fide intention to sell or otherwise transfer such Shares in accordance with such offer; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”) and any applicable terms of payment. The Holder shall offer the Shares to the Company or its assignee(s) at the Offered Price and on the stated payment terms.

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after it receives the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase some or all of the Shares proposed to be transferred to any one or more of the Proposed Transferees at the Offered Price and on the stated payment terms.

(c) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price and on the stated payment terms, or at a higher price, provided that (i) such sale or other transfer is consummated within ninety (90) days after the expiration of the 30-day period described in Section 6(b) hereof, (ii) any such sale or other transfer is effected in accordance with any applicable securities laws, and (iii) the Proposed Transferee agrees in writing that the provisions of Sections 4 and 6 hereof shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such 90-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(d) Exemptions. The transfer of any or all of the Shares to the acquiror in a Change of Control Transaction shall be exempt from the provisions of this Section 6.

(e) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon completion of the Company’s IPO.

7. Restrictive Legends. If, on the date of exercise of this Option, the Company is not subject to the reporting requirements of the Exchange Act, the Company shall place the following legends or their equivalent upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

8. Stop-Transfer Notices. To insure compliance with the restrictions of this Agreement, the Company may issue stop transfer instructions to its transfer agent and/or make appropriate notations to the same effect in its own records.

9. Refusal to Transfer. The Company shall not be required to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or to treat as the owner of such Shares any purchaser or other transferee to whom such Shares shall have been so transferred.

10. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Agreement shall be binding upon the Grantee and its successors and assigns.

11. Interpretation. The Grantee or Company shall forthwith submit to the Committee any dispute regarding the interpretation of this Agreement. The Committee’s resolution of such a dispute shall be final and binding on all parties.

12. Tax Consequences. The exercise of this Option and the subsequent disposition of the Shares may cause the Grantee to be subject to federal and state taxation. The Grantee should consult a tax advisor in each case. If this Option is an Incentive Stock Option, the Grantee shall notify the Company immediately of any disposition of the Shares. If all or any part of an option designated herein as an Incentive Stock Option does not qualify as such under applicable federal income tax laws and regulations, then such option shall be deemed to consist of two options: an ISO to the extent it qualifies as such, and an NSO to the extent it does not.

13. Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to this option. Without limiting the foregoing, no prior undertaking or agreement of the parties with respect to any option previously granted to the Grantee shall be deemed to be part of this Agreement.

14. No Guarantee of Continued Service. THE GRANTEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN ELIGIBLE PARTICIPANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S RELATIONSHIP AS AN ELIGIBLE PARTICIPANT AT ANY TIME.

15. Acknowledgement. The Grantee acknowledges receipt of a copy of the Plan and represents that it is familiar with the terms and provisions thereof. The Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement as of                  , 20    .

GRANTEE:	COLUCID PHARMACEUTICALS, INC.

By:

Name:

Title:

Exhibit A

EXERCISE NOTICE

1. Exercise of Option. Effective as of today,             , 20    , the undersigned Grantee hereby elects to exercise its Option to purchase                  shares (the “Shares”) of the Common Stock of CoLucid Pharmaceuticals, Inc. under and pursuant to the 2006 Equity Incentive Plan and the Option Agreement dated                  , 20    .

2. Delivery of Payment. The Grantee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

3. Representations of the Grantee. The Grantee acknowledges that it has received, read and understood the Plan and the Option Agreement, which are incorporated herein by this reference, and agrees to abide by and be bound by their terms and conditions. The Grantee represents that the Shares are being acquired only for investment for the Grantee’s own account and not with a view to resale or distribution. The Grantee understands that the Shares are “restricted securities” within the meaning of the Securities Act of 1993, as amended, and applicable state securities laws, and may not be transferred or resold except pursuant to registration under that Act and laws or an exemption therefrom.

4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, which entry shall be made as soon as practicable after the Option is exercised), the Grantee shall have no right to vote or receive dividends or any other rights as a shareholder with respect to the Shares, notwithstanding the Grantee’s exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

5. Tax Consultation. The Grantee understands that it may suffer adverse tax consequences as a result of the purchase or disposition of the Shares. The Grantee represents that it has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

Submitted by:	Accepted by:

GRANTEE:	COLUCID PHARMACEUTICALS, INC.

By:

Name:

Title:

Date:	Date: